Exhibit 10.6

EXECUTION VERSION

FORM OF AMENDED AND RESTATED REALLOCATION AGREEMENT

This Amended and Restated Reallocation Agreement (this “Agreement”) is entered into as of December 12, 2018, between One Madison Corporation, a Cayman Islands exempted company (the “Company”), and the parties set forth on the signature pages hereto (the “Investors”).

Recitals

WHEREAS, the Company and the Investors are party to that certain Reallocation Agreement dated as of November 12, 2018 (the “Original Reallocation Agreement”);

WHEREAS, the parties wish to amend and restate the Original Reallocation Agreement as set forth herein;

WHEREAS, certain of the Investors (the “Initial Investors”) previously entered into Forward Purchase Agreements (the “Forward Purchase Agreements”) with the Company, pursuant to which, among other things, such Investors (i) committed to purchase Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), and/or Class C ordinary shares, par value $0.0001 per share (“Class C Shares”) (collectively, the “Total Forward Purchase Shares”) and (ii) committed to purchase warrants exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants”), in each case on the terms and conditions set forth therein;

WHEREAS, pursuant to the Forward Purchase Agreements, the Company (i) issued to the Initial Investors a total of 3,750,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares” and such pool of 3,750,000 Class B Shares, the “Class B Pool”; the Class B Shares, together with the Warrants, the “Securities”), with such Class B Pool allocated among the Initial Investors based on the number of Total Forward Purchase Shares committed to be acquired by the Initial Investors and (ii) committed to issue to the Initial Investors a total of 5,000,000 Warrants (the “Warrant Pool”), with such Warrant Pool allocated among the Initial Investors based on the number of Total Forward Purchase Shares committed to be acquired by the Initial Investors such that one Warrant is issuable to the Initial Investors for each three Total Forward Purchase Shares issued to the Initial Investors;

WHEREAS, each of the Investors currently (i) owns the number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Current Promote Shares” and (ii) has the right to acquire the number of Warrants set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Current Warrants”;

WHEREAS, the Company intends to enter into a Stock Purchase Agreement pursuant to which the Company will acquire from Rack Holdings L.P., a Delaware limited partnership, all of the issued and outstanding shares of capital stock of Rack Holdings Inc., a Delaware corporation, on the terms and subject to the conditions set forth in a definitive agreement to be entered into with respect thereto (the “Ranpak Business Combination”);

WHEREAS, in connection with the Ranpak Business Combination, certain of the Investors are entering into Subscription Agreements with the Company (the “Subscription Agreements”) pursuant to which, among other things, such Investors are committing to purchase Class A Shares and/or Class C Shares (the “Subscription Shares” and, together with the Total Forward Purchase Shares, the “Investor Shares”) at the completion of the Ranpak Business Combination in order to provide the Company with additional equity financing to consummate the Ranpak Business Combination (such commitments, together with the Initial Commitments, the “Total Commitments”);

WHEREAS, in connection with the entry into the Subscription Agreements, the Investors desire to (i) reallocate the Class B Pool (the “Class B Reallocation”) such that, immediately following the Class B Reallocation, the Class B Pool will be allocated among the Investors based on the number of Investor Shares committed to be acquired by the Investors and (ii) reallocate the Warrant Pool (the “Warrant Reallocation” and, together with the Class B Reallocation, the “Reallocation”) such that, immediately following the Warrant Reallocation, the Warrant Pool will be allocated among the Investors based on the number of Investor Shares committed to be acquired by the Investors such that one Warrant is issuable to the Investors for each 5.64 Investor Shares issued to the Investors; and

WHEREAS, upon consummation of the Reallocations, each of the Investors (i) will own the number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Final Promote Shares” and (ii) will have the right to acquire the number of Warrants set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Final Warrants”.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Reallocation.

(a) Class B Reallocation. Each Investor that has a negative number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Reallocation of Promote Shares” (the “Transferor Investors”) shall sell and transfer to each Investor that has a positive number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Reallocation of Promote Shares” (the “Transferee Investors”) a number of Class B Shares such that, immediately following the Class B Reallocation, each Investor will own the number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Final Promote Shares”, for a purchase price of $0.01 per whole Class B Share. The closing of the sale and transfer of the Class B Shares (the “Class B Closing”) shall take place concurrently with the entry by the Company into the Stock Purchase Agreement. At the Class B Closing, the Transferor Investors shall transfer to the Transferee Investors the applicable number of Class B Shares against delivery of the applicable purchase price in cash via wire transfer to an account specified in writing by the Transferor Investors.

(b) Warrant Reallocation. Each Transferor Investor shall sell and transfer to each Transferee Investor the right to acquire a number of Warrants immediately prior to the completion of the Ranpak Business Combination upon the funding of the Total Commitments of such Transferee Investor such that, immediately following the Warrant Reallocation, each Investor will have the right to acquire the number of Warrants set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Final Warrants”. The closing of the sale and transfer of the rights to acquire the Warrant (the “Warrant Closing” and, together with the Class B Closing, the “Closings”) shall take place concurrently with the Class B Closing. At the Warrant Closing, the Transferor Investors shall transfer to the Transferee Investors the right to acquire the applicable number of Warrants for no additional consideration

(c) Delivery of Securities.

(i) The Company shall update the register of members of the Company and with the Company’s transfer agent by book entry to reflect the Reallocations on or promptly after (but in no event more than two (2) Business Days after) the date of the Closing.

(ii) Each register and book entry for the applicable Securities shall contain a notation, and each certificate (if any) evidencing the applicable Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(d) Legend Removal. If the applicable Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at any Investor’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) with respect to such Investor’s applicable Securities. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such applicable Securities without any such legend; provided, that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of any Securities in violation of applicable law.

(e) Registration Rights. The Company and each Transferee Investor agree that the Class B Shares and Warrants (and Class A Shares into which such Class B Shares are convertible and underlying such Warrants) transferred to such Transferee Investor pursuant to the Reallocation will constitute “Registrable Securities” for purposes of the registration rights set forth in the Forward Purchase Agreement or Subscription Agreement, as applicable, to which such Transferee Investor is a party.

(f) Other Obligations Relating to the Class B Shares. If the Company and the Investor (i) are parties to a Forward Purchase Agreement, the Company and the Investor agree that the Class B Shares owned by the Investor immediately following the Closing will be subject to all provisions of such Forward Purchase Agreement relating to Class B Shares, including all provisions set forth in such Forward Purchase Agreement with respect to the voting of, transfer and forfeiture of and waiver of redemption rights with respect to such Class B Shares, or (ii) are not parties to a Forward Purchase Agreement, then the Investor shall be bound by, and the Class B Shares owned by such investor shall be subject to, the terms set forth on Exhibit B.

(g) Further Reallocation. If the Stock Purchase Agreement is terminated in accordance with its terms prior to the completion of the Ranpak Business Combination, then each Investor agrees that (i) the Class B Reallocation shall be reversed such that each Investor will own the number of Class B Shares set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Current Promote Shares” and (ii) the Warrant Reallocation shall be reversed such that each Investor will have the right to acquire the number of Warrants set forth opposite such Investor’s name on Exhibit A hereto under the header “Number of Current Warrants”. If the Reallocations are reversed, (x) each Transferee Investor shall transfer to each Transferor Investor the number of Class B Shares transferred by such Transferor Investor to such Transferee Investor at the Class B Closing, against refund by such Transferor Investor of the applicable purchase price paid by such Transferee Investor to such Transferor Investor at the Class B Closing and (y) each Transferee Investor shall transfer to each Transferor Investor the right to acquire the number of Warrants transferred by such Transferor Investor to such Transferee Investor at the Warrant Closing, for no additional consideration.

(h) Consent to Assignment. Each of the Company and the Investors consent to the assignments and transfers contemplated hereunder for purposes of the Forward Purchase Agreements and any other applicable agreements relating to the transfer or assignment of any Securities.

2. Representations and Warranties of the Investors. Each Investor represents and warrants to each other Investor and the Company as follows, as of the date hereof:

(a) Organization and Power. If an entity, such Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor, will constitute the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of any federal or state statute, rule or regulation applicable to such Investor, in each case (other than clause (i)), which would have a material adverse effect on such Investor or its ability to consummate the transactions contemplated by this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

(a) Organization and Corporate Power. The Company is a company duly incorporated and validly existing and in good standing as a company under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Authorization. The Company has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except

(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or

(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Investors in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(d) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter (as defined below) or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of any federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

4. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: One Madison Corporation, 3 East 28th Street, 8th Floor, New York, New York 10016, Attn: David Murgio, Secretary, email: dmurgio@onemadisongroup.com, with a copy to the Company’s counsel at: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attn: Deanna L. Kirkpatrick, Esq., email: deanna.kirkpatrick@davispolk.com, fax: (212) 701-5135, and John B. Meade, Esq., email: john.meade@davispolk.com, fax: (212) 701-5077, and Lee Hochbaum, Esq., email: lee.hochbaum@davispolk.com, fax (212) 701-5736.

All communications to an Investor shall be sent to such Investor’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 4(a).

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(c) Amendment and Restatement; Entire Agreement. This Agreement amends and restates the Original Reallocation Agreement in its entirety. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(i) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(j) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(k) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company and each Investor.

(l) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. Each of the Company and each Investor will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for any fees of its transfer agent, stamp taxes and all of The Depository Trust Company’s fees associated with the Reallocations and issuance of the securities issuable upon conversion or exercise of the Class B Shares or the Warrants.

(n) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(q) Specific Performance. Each Investor agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed by such Investor in accordance with the specific terms hereof or was otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that the Company shall be entitled to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of such Investor, in any court of competent jurisdiction, and appropriate injunctive relief shall be granted in connection therewith. The Company, in seeking an injunction, a decree or order of specific performance, shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which the Company is entitled at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

INVESTOR:

Investor’s Name:

Address for Notices:

E-mail:
By:		Fax:
Name:
Title:

[Signature Page to Amended and Restated Reallocation Agreement]

COMPANY:

ONE MADISON CORPORATION

By:
	Name:	Omar M. Asali
	Title:	Chairman and Chief Executive Officer

[Signature Page to Amended and Restated Reallocation Agreement]